Exhibit 99.1

SAFE AND GREEN DEVELOPMENT CORPORATION
SECURES AN ADDITIONAL $500 THOUSAND OF NON-DILUTIVE FUNDING

AUGUST 16 , 2023 – MIAMI, Fla. – Safe & Green Holdings Corp. (NASDAQ: SGBX) (“Safe & Green Holdings” or the “Company”), a leading developer, designer, and fabricator of modular structures for residential, commercial, and point-of-care medicine, today announced that further to its announcement on June 14, 2023, the Company’s Safe and Green Development Corporation (“SG DevCo”) subsidiary has secured an additional $500 thousand non-dilutive bridge loan with a European based entity. The bridge notes will bear interest at a rate of 14% per annum and will be secured by 19.99% of the shares in SG DevCo.

“This additional non-dilutive funding underscores the robust asset base that we are able to leverage to avoid going to the equity markets to fund the Company’s future growth,” stated Paul Galvin, Chairman and CEO of Safe & Green Holdings. “It is our belief that we will be able to effectively use proceeds, such as these, to drive significant long-term value for our shareholders. Furthermore, we continue to move forward with the scheduled spin-off of Safe & Green Development Corporation, which is expected to occur in the next few weeks.”

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About Safe & Green Holdings Corp.

Safe & Green Holdings Corp., a leading modular solutions company, operates under core capabilities which include the development, design, and fabrication of modular structures, meeting the demand for safe and green solutions across various industries. The firm supports third party and in-house developers, architects, builders and owners in achieving faster execution, greener construction, and buildings of higher value. Safe and Green Development Corporation is a leading real estate development company. Formed in 2021, the company focuses on the development of sites using purpose built, prefabricated modules built from both wood & steel, sourced from one of Safe & Green Holdings factories and operated by SG Echo. For more information, visit www.safeandgreenholdings.com.

Safe Harbor Statement

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements regarding SG DevCo to securing a bridge loan with a European based entity for up to $2 million in gross proceeds, the belief that the Company will be able to effectively use proceeds, to drive significant long-term value for shareholders; the scheduled spin-off of Safe & Green Development Corporation, which is expected to occur in the next few weeks While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, SG DevCo’s ability to close the bridge loan transaction with the European based entity as contemplated, the Company’s ability to generate a high return on capital for the Company’s shareholders, the Company’s ability to spin out Safe and Green Development Corporation as planned, the Company’s ability to expand within its various verticals, the Company’s ability to position itself for future profitability, the Company’s ability to maintain compliance with the NASDAQ listing requirements, and the other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Investor Relations:

Crescendo Communications, LLC
212-671-1020
SGBX@crescendo-ir.com

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